As filed with the Securities and Exchange Commission on
                               August 26, 1998.

                                        Registration No.:  333-59471

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                  FORM S-3/A
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                                    OF 1933

                           BALLARD MEDICAL PRODUCTS
            (Exact name of registrant as specified in its charter)

                                     UTAH
     (State or other jurisdiction of incorporation or organization)

                                  87-0340144
                     (IRS Employer Identification Number)

                            12050 Lone Peak Parkway
                              Draper, Utah 84020
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

            DALE H. BALLARD, President and Chief Executive Officer
                           BALLARD MEDICAL PRODUCTS
                            12050 Lone Peak Parkway
                              Draper, Utah 84020
                                (801) 572-6800
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

              Approximate date of commencement of proposed sale
                                to the public:

                               August 31, 1998

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

      Title of
      each class                Proposed   Proposed
      of                        maximum    maximum
      securities    Amount to   offering   aggregate        Amount of
      to be         be          price per  offering         registration
      registered    registered  unit (1)   price            fee (2)

      Common
      Stock, $0.10
      par value     1,067,733   $18.78     $20,052,025      $5,915

     (1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant's Common Stock quoted by the New York Stock Exchange at August 24, 1998. Actual sales prices will be based upon the market.

     (2)  The registration fee is calculated as follows:

          Maximum aggregate offering price
                       ($20,052,025)          x .000295 = $5,915



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Total Number of Pages - 22
     Index to Exhibits Appears on Page - 19

                           BALLARD MEDICAL PRODUCTS

                             Cross-Reference Sheet
                   Between Items of Form S-3 and Prospectus
                   Pursuant to Item 501(b) of Regulation S-K

                  Registration Statement
                  Item and Heading             Prospectus Heading

      Item 1.     Forepart of Registration     Cover Page
                  Statement and Outside Front
                  Cover Page of Prospectus

      Item 2.     Inside Front and Outside     Inside Cover Page
                  Back Cover Pages of
                  Prospectus

      Item 3.     Summary Information, Risk    Prospectus Summary;
                  Factors, and Ratio of        Risk Factors; other
                  Earnings to Fixed Charges    information required
                                               by Item 3 not
                                               applicable

      Item 4.     Use of Proceeds              Use of Proceeds

      Item 5.     Determination of Offering    Not Applicable
                  Price

      Item 6.     Dilution                     Not Applicable

      Item 7.     Selling Security Holders     Selling Stockholders

      Item 8.     Plan of Distribution         Plan of Distribution

      Item 9.     Description of Securities    Description of Capital
                  to be Registered             Stock

      Item 10.    Interests of Named Experts   Not Applicable
                  and Counsel

      Item 11.    Material Changes

                  (a)                          Material Changes

                  (b)                          Information
                                               Incorporated by
                                               Reference

      Item 12.    Incorporation of Certain     Information
                  Information by Reference     Incorporated by
                                               Reference

      Item 13.    Disclosure of Commission     Indemnification of
                  Position on Indemnification Directors and Officers for Securities Act
                  Liabilities

     PROSPECTUS

                               1,067,733 Shares

                           BALLARD MEDICAL PRODUCTS
                              Draper, Utah 84020

                                 COMMON STOCK

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING OFFERED AND SOLD FOR THE ACCOUNT OF CERTAIN STOCKHOLDERS OF THE COMPANY. SEE "SELLING STOCKHOLDERS." THE SHARES OFFERED HEREBY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.



     THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. FOR A DISCUSSION OF MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS", P. 6.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                        Underwriting
                    Price to Public     Discounts and      Proceeds to
                          (1)          Commissions (2)       Company

      Per share         $18.78              $.56              - 0 -

      Total           $20,052,025         $608,608            - 0 -

     (1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices on the New York Stock Exchange for Ballard Common Stock on August 24, 1998. Actual sales prices will be based upon the market.



     (2) Estimated based upon an approximate 3% average commission charged for market sales. Commissions will vary depending upon denominations sold.



     The date of this Prospectus is August 31, 1998.

                                 INTRODUCTION

          The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith, the Company files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at City Center, 500 West Madison, Suite 1400, Chicago, IL 60661-2511; 7 World Trade Center, Suite 1300, New York, NY 10046; and 5670 Wilshire Boulevard, Los Angeles, CA 90036, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (such as the Company) that file electronically with the Commission. The Commission's Web site address is as follows: http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, 20 Broad Street, New York, NY 10005, and reports and other information concerning the Company can be inspected at such exchange.

          The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information). Requests for such copies should be directed to E. Martin Chamberlain, Secretary, Ballard Medical Products, 12050 Lone Peak Parkway, Draper, Utah 84020, telephone number (801) 572-6800, telefax number (801) 523-5396.

          No person has been authorized to give any information or make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                               TABLE OF CONTENTS


     Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . .  6
     Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . 13
     Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . 14
     Description of Capital Stock  . . . . . . . . . . . . . . . . . . 14
     Indemnification of Directors and Officers . . . . . . . . . . . . 15
     Information Incorporated by Reference . . . . . . . . . . . . . . 16

                              PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and by the information and financial statements incorporated herein by reference.

          This Prospectus relates to 1,067,733 shares of Common Stock, $0.10 par value of Ballard Medical Products (the "Company") issued to the former shareholders of Tri-Med Specialties, Inc., a Kansas corporation ("Tri-Med"). The Company has effected a stock-for-stock exchange, by which shares of the Company were issued to all of the shareholders of Tri-Med, in exchange for all of the outstanding shares of stock of Tri-Med.

          This   is  a   secondary  offering,   made  "at   the  market".
     Accordingly, the offering does not involve an underwriting in the conventional sense.

          This prospectus sets forth information regarding risk factors and other aspects of the Company's operations and this offering.

          The Company's executive offices are located at 12050 Lone Peak Parkway, Draper, Utah 84020, and its telephone number and telefax number, respectively at that location are (801) 572-6800 and (801) 523-5396.

                                 RISK FACTORS

          From time to time the Company may report, through its press releases, its Annual Report, and SEC filings, certain matters that could be characterized as forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties may include, among other things, the factors discussed below. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

          COMPETITION. The medical device industry is characterized by rapidly evolving technology and increased competition. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by the Company, including the Company's flagship TRACH CARE closed suction catheter. Some of these competitors have substantially greater capital resources, research and development staffs and experience in the medical device industry. These competitors may succeed in developing technologies and products that are more effective than those currently used or produced by the Company or that would render some products offered by the Company obsolete or noncompetitive. Competition based on price is becoming an increasingly important
     factor   in  customer  purchasing  patterns  as  a  result  of  cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices the Company is able to charge for its products. The Company may not be able to offset such downward price pressure through corresponding cost reductions. Price reductions could have an adverse impact on the business, results of operations, financial condition, or cash flows of the Company.

          INTELLECTUAL PROPERTY RIGHTS. From time to time, the Company has received, and in the future may receive, notices of claims with respect to possible infringement of the intellectual property rights of others or notices of challenges to the Company's intellectual property rights. In some instances such notices have given rise to, or may in the future give rise to, litigation. Any litigation involving the intellectual property rights of the Company may be resolved by means of a negotiated settlement or by contesting the claim through the judicial process. There can be no assurance that the business, results of operations or the financial condition of the Company will not suffer an adverse impact as a result of intellectual property claims that may be commenced against the
     Company in the future. The Company owns certain patents and proprietary information acquired while developing its products or through acquisitions, and the Company is the licensee of certain other technology. As patents expire, more competing products may be released into the marketplace by other companies. The ability of the Company to continue to compete effectively with other medical device companies may be materially dependent upon the protection afforded by its patents and the confidentiality of certain proprietary information. There can be no assurance that patents will be issued for products and product improvements recently released into the marketplace or for products presently being developed.

          MANAGED CARE AND OTHER HEALTH CARE PROVIDER ORGANIZATIONS. Managed care and other health care provider organizations have grown substantially in terms of the percentage of the population in the United States that receives medical benefits through such organizations and in terms of the influence and control that they are able to exert over an increasingly large portion of the health care industry. These organizations are continuing to consolidate and grow, increasing the ability of these organizations to influence the practices and pricing involved in the purchase of medical devices, including the products sold by the Company.

          HEALTH CARE REFORM/PRICING PRESSURE. The health care industry in the United States continues to experience change. Health care reform proposals have been formulated by members of Congress. In addition, state legislatures periodically consider various health care reform proposals. Federal, state and local government representatives will, in all likelihood, continue to review and assess alternative health care delivery systems and payment methodologies, and ongoing public debate of these issues can be expected. Cost containment initiatives, market pressures and proposed changes in applicable laws and regulations may have a dramatic effect on pricing or potential demand for medical devices, the relative costs associated with doing business and the amount of reimbursement by both government and third-party payors. In particular, the industry is experiencing market-driven reforms from forces within the industry that are exerting pressure on health care companies to reduce health care costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on product margins, as larger buyer and supplier groups exert pricing pressure on providers of medical devices and other health care products. Both short-term and long-term cost containment pressures, as well as the possibility of regulatory reform, may have an adverse impact on the Company's results of operations and financial condition. The Company's products consist primarily of disposable medical devices. Cost containment pressures on hospitals are leading some facilities to use certain disposable devices longer than they have been used in the past, even longer than permitted by product labelling. This phenomenon could result in a reduction in Company sales, because extended use and device reuse mean fewer unit purchases.

          GOVERNMENT REGULATION. There has been a trend in recent years, both in the United States and outside the United States, toward more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. The continuing trend of more stringent regulatory oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and greater expense. At the present time, there are no meaningful indications that this trend will be discontinued in the near-term or the long-term either in the United States or abroad. The Company expects to continue to incur additional operating expenses associated with its ongoing regulatory compliance program, but the amount of these incremental costs cannot be completely predicted and will depend upon a variety of factors, including future changes in statutes and regulations governing medical device manufacturers. There can be no assurance that such compliance requirements and quality assurance programs will not have an adverse impact on the business, results of operations or financial condition of the Company or that the Company will not experience problems associated with FDA regulatory compliance.

          NEW PRODUCT INTRODUCTIONS. As the existing products of the Company become more mature and its existing markets more saturated, the importance of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs and the time and expense required to obtain necessary regulatory approvals, which could adversely affect the business, results of operations or financial condition of the Company. There can be no assurance that such development activities will yield products that can be commercialized profitably, or that any product acquisition can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse impact on the business, results of operations or financial condition of the Company.

          TECHNOLOGICAL CHANGE. The medical technology as utilized by the Company has been subject to rapid advances. While the Company feels that it currently possesses the technology necessary to carry on its business, its commercial success will depend on its ability to remain current with respect to such technological advances and to retain experienced technical personnel. Furthermore, there can be no assurance that other technological advances will not render the Company's technology and certain products uneconomical or obsolete.

          PRODUCT LIABILITY EXPOSURE. Because its products are intended to be used in health care settings on patients who are physiologically unstable and may also be seriously or critically ill, the Company is exposed to potential product liability claims. From time to time, patients using the Company's products have suffered serious injury or death, which has led to product liability claims against the Company. Some product liability claims have been inherited by the Company through business acquisitions.


          The Company maintains product liability coverage in the amount of $5,000,000 through Medmarc, 4000 Legato Road, Suite 800, Fairfax, Virginia. This is a claims made policy, with a deductible of $15,000 per occurrence and $75,000 aggregate maximum per year. The Company maintains excess liability coverage in the amount of $10,000,000 through American International Group Specialty Lines, Inc., 70 Pine Street, New York, New York. The Company deems this coverage sufficient for its business. However, there can be no assurance that such coverage will ultimately prove to be adequate, or that such coverage will continue to remain available on acceptable terms or any terms at all.



          ACQUISITIONS. In order to continue increasing sales volume and profits, the Company relies heavily on a program of acquiring business and new product lines from other companies. There is always a significant risk that a given acquisition by the Company will prove to be unsuccessful or end up not contributing sufficiently to sales and profit growth of the Company. There is also a risk that undiscovered or contingent liabilities of an acquired company could negatively impact the Company's financial position or even the acquisition transaction itself. The integration of any businesses that the Company might acquire could require substantial management resources. The moving of acquired product lines can also result in interruptions in production and backorders. There can be no assurance that any such integration will be accomplished without having a short or potentially long-term adverse impact on the business, results of operations or financial condition of the Company or that the benefits expected from any such integration will be fully realized.



          From time to time the Company issues its own common stock in order to acquire other companies. Such increases in the number of outstanding Company shares could have a dilutive effect on the Company's earnings per share and on the Company's book value per share depending upon several factors including: (1) the profitability of the acquired company; (2) the number of shares of Company common stock issued for the acquisition; and (3) whether the transaction can be treated as a pooling of interests. The issuance of Company common stock for material acquisitions could also result in large blocks of Company stock being held by new voting groups and could therefore have an effect on the voting control of the Company.

          The Company prefers whenever possible to use its stock, rather than cash, to acquire other companies and intends to continue this acquisition policy.

          The Company continues to devote substantial management resources to looking for additional companies and product lines to acquire. At almost any given point in time, the Company is in the process of a preliminary review of various potential target companies, or involved in more comprehensive due diligence, or involved in preliminary or final negotiations for the acquisition.



          INTANGIBLES.  As of  June 30, 1998, $39,551,050 (18.4%)  of the
     Company's assets consisted of intangible assets (cost in excess of purchase price and patents and other intangibles) net of amortization. $27,143,134 of these intangible assets represents the difference between the purchase price paid by the Company for various acquisitions, minus the fair market value of tangible assets purchased. The approximate amount of amortization expense related to intangibles per year is $3,040,000, and this of course reduces net income. There can be no assurance that assets, businesses, and product lines purchased through acquisitions will retain their value. If such acquired assets were to lose value, corresponding goodwill included in intangibles may have to be written off all at once, resulting in a possible significant charge to earnings and earnings per share. The Company periodically reviews its intangible assets for impairment.

          DIVIDENDS. Prior to January, 1990, no dividends had been paid by the Company on its shares of Common Stock. The Company has paid dividends since January, 1990. However, there can be no assurance that dividends will be paid on shares in the future, particularly since the Company prefers to reserve its cash and liquid assets for growth and possible business acquisitions.



          UNCERTAINTY OF FINANCIAL RESULTS AND CAPITAL NEEDS. There may be substantial fluctuations in the Company's results of operations because of the timing and recording of revenues and market acceptance of existing Company products. The ability of the Company to expand its manufacturing and marketing operations cannot be predicted with certainty. If revenues do not continue to increase as rapidly as they have in the past few years, or if manufacturing, marketing, or research and development are not successful or require more money than is anticipated, the Company may have to scale back product marketing, development and production efforts and attempt to obtain external financing. There can be no assurance that the Company would be able to obtain timely external financing in the amounts required or that such financing, if available, would be on terms advantageous to the Company.

          SUPPLY OF RAW MATERIALS. Certain of the Company's products are dependent upon raw materials for which there are few sources. So far, the Company has not had any serious problems obtaining needed raw materials.

          IMPACT OF CURRENCY FLUCTUATIONS; IMPORTANCE OF FOREIGN SALES. Because certain sales of products by the Company outside the United States typically are denominated in local currencies, the results of operations of the Company are expected to continue to be affected by changes in exchange rates between certain foreign currencies and the United States Dollar. There can be no assurance that the Company will not experience currency fluctuation effects in future periods, which could have an adverse impact on its business, results of operation or financial condition. The operations and financial results of the Company also may be significantly affected by other international factors, including changes in governmental regulations or import and export restrictions, and foreign economic and political conditions generally.

          The Company's ability to continue to sell products into Europe is dependent to a large extent on its ability to maintain the important ISO 9001/EN 4601 certification and the CE marking of conformity. If the Company were to lose such certifications, such loss would have a material, adverse impact on international sales and profits.



          For the nine months ending June 30, 1998, international sales ($12,594,976) were 11.3% of the total year to date sales of the Company. Foreign sales are generally denominated in U.S. currency.



          POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Company's stock is, and is expected to continue to be, subject to significant fluctuations in response to variations in quarterly operating results, trends in the health care industry in general and the medical device industry in particular, and certain other factors beyond the control of the Company. In addition, broad market fluctuations, as well as general economic or political conditions and initiatives, may adversely impact the market price of the Company's stock, regardless of the Company's operating performance.

          YEAR 2000 ISSUES. The Year 2000 Issue is the result of potential problems with computer systems or any equipment with computer chips that use dates where the date has been stored as just two digits (e.g., 97 for 1997). On January 1, 2000, any clock or date recording mechanism, including date sensitive software, which uses only two digits to represent the year, may recognize a date using 00 as the year 1900 rather than the year 2000. The Company has also been advised that some computer chips may not have the ability to function properly when reading certain dates in calendar year 1999 (e.g., 9/9/99). These computer problems could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar activities.



          There  are   several  elements  of  the   Company's  Year  2000
     preparations:

           1. INFORMATION TECHNOLOGY ("IT") SYSTEMS. The Company determined some months ago that it is required to replace or convert portions of its business application software (materials management, resource planning, accounts payable, invoicing, accounts receivable, general ledger, payroll, etc.) so that its computer systems will properly recognize and utilize dates beyond December 31, 1999. The Company began implementation of this conversion early in August, 1998, and the Company plans to complete the conversion process for remaining applications by the middle of October, 1998.

          Another aspect of the Company's IT systems is Electronic Data interchange ("EDI"). The Company shares information with a number of outside parties (including certain customers and certain vendors) via EDI. Earlier this year, the Company made all necessary modifications so that its EDI capabilities are prepared for the year 2000.

           2. NON-IT SYSTEMS. Non-IT systems include embedded technology such as microcontrollers. The Company has determined that it has approximately 85 to 95 pieces of equipment with such embedded technology. The Company is in the process of requesting and receiving information from various equipment manufacturers to determine whether repairs or replacements are needed. As to approximately one-third of such machines so far, the Company has either completed needed repairs or has received information verifying that no repairs are needed. The Company plans to complete assessment and repair of non-IT systems by the end of December, 1998.

           3. THIRD PARTIES. It is critical to the Company's readiness for the Year 2000 that third parties with whom the Company deals are also prepared. Such third parties include utility companies, banks (and the Federal Reserve), suppliers, vendors, customers, and shippers.

          The Company is only in the early stages of assessing the Year 2000 readiness of such third parties. The Company intends to, but has not yet, sent questionnaires to third parties to certify their Year 2000 compliance.

          The Company has retained an outside consultant to assist and advise the Company through a comprehensive, step by step approach to achieving Year 2000 readiness. The written plan to accomplish this important goal outlines 450 tasks, of which the Company has completed only 83. However, the Company is committed to completing all 450 tasks and achieving Year 2000 readiness well in advance of mid-1999.

          The most reasonably likely worst case Year 2000 scenarios include a possible inability: (1) to receive power required for operation of the Company's facilities; (2) to access funds or make a payroll, because of the Company's banking connections or the Federal Reserve being unprepared; (3) to order and receive needed raw materials because of a vendor's or the Company's own systems being non-Year 2000 compliant; (4) to receive, and fill, or ship customer orders because of a customer's, shipper's, or the Company's own systems being non-Year 2000 compliant; or (5) to meet production needs because of the non-Year 2000 compliance of its own IT and/or non-IT systems.

          The Company has not yet started to develop contingency plans for such worst-case scenarios. The Company intends to create such contingency plans in the future only if any of such problems appear to be a real possibility as the Year 2000 comes closer.

          The Company will continue to utilize internal and external resources to implement, reprogram, or replace and test software and related assets affected by the Year 2000 Issue. The Company hopes to complete the majority of its efforts in this area by early 1999 leaving adequate time to assess and correct any significant issues that may materialize. The total cost of the Year 2000 project is estimated at $500,000 to $600,000 and is being funded through operating cash flows. The Company will be able to capitalize new purchases of software and hardware portions of this cost. Thus far the Company has spent approximately $25,000 on Year 2000 remediation.



          The costs of the project and the timetable in which the Company plans to complete the Year 2000 compliance requirements are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from these plans. Specific factors which might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer chip codes, and similar uncertainties.



          The Company periodically updates its current Year 2000 status on its website at www.bmed.com.


                                USE OF PROCEEDS

          Since   this  is  a  secondary   offering  in  behalf  of  four
     stockholders, no proceeds of the offering will be received directly by the Company.

                             SELLING STOCKHOLDERS

          The table set forth below describes the selling stockholders and their ownership of the shares being registered hereby:

                                                       Number of
                                                  Company Shares
                                                 Owned as of the
               Name of Seller                         Date Hereof

               C. Phillip Pattison                        320,319

               Kevin R. Dye                               320,319

               Barry J. Marshall                          106,776

               William A. Fry                             320,319

                    Total shares                        1,067,733

     None of the above-named shareholders is an officer, director or affiliate of the Company. Other than the shares being registered hereby, such shareholders own no shares of Ballard Medical Products stock.

                             PLAN OF DISTRIBUTION

          Shares sold hereunder will be sold  by the selling stockholders
     for  their  own accounts.    The Company  will receive  none  of the
     proceeds from any sale of the shares.

          The selling stockholders may sell shares from time to time in one or more transactions (which may include block trades) on the New York Stock Exchange, in negotiated transactions or through a combination of such methods for sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices. The sell-ing stockholders may effect such transactions by selling the shares to or through broker-dealers, who may receive compensation in the
     form of discounts, concessions  or  commissions  from   the  selling
     stockholders or the purchaser for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

          The selling shareholders and any broker-dealers buying the shares from, or effecting transactions in the shares on behalf of, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, and any compensation and discounts received by such broker-dealers and any profits on the resale of the shares by such broker-dealers may be deemed to be underwriters' discounts and commissions under the Securities Act.

          This offering is made on a continuous, delayed basis pursuant to Reg. Sec. 230.415, promulgated by the Securities and Exchange Commission under the Securities Act.

                         DESCRIPTION OF CAPITAL STOCK



          The authorized capital stock of the Company consists of 75,000,000 Common Shares authorized, $0.10 par value, of which
     30,454,233 shares were outstanding as of August 24, 1998. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights to purchase additional shares and have no rights to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are fully paid and non-assessable. Shareholders do not have cumulative voting rights.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The revised Utah Business Corporation Act permits indemnification of the officers and directors of a corporation. The Company may indemnify any officer or director against liability incurred in any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal), if: (a) his or her conduct was in good faith; and (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interest; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The determination as to whether in a specific case indemnification of a director or officer is permissible (i.e., whether  the  director  or  officer  has met  the  above  applicable standard of conduct), is generally to be made by the Board of Directors by a majority vote. The Company may not indemnify a director or officer: (1) in connection with a proceeding by or in the right of the Company in which the director or officer was adjudged liable to the Company; or (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

          The Company is required to indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director of the Company, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she has been successful. The Company may purchase and maintain liability insurance on behalf of directors, officers, employees, fiduciaries, and agents of the Company, whether or not the Company would have power to indemnify them against liability.

          The general effect of the Bylaws of the Company under which any director or officer of the Company is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as a director or officer is set forth in Article VIII of the Company's Bylaws, which contains provisions almost identical to the provisions of Utah Code Annotated, Section 16-10a-901 et seq., summarized above. In addition, in November, 1993, the Board of Directors authorized and directed the Company to enter into (and the Company has executed) an Indemnification Agreement with each director and executive officer of the Company, by which the Company is contractually obligated to indemnify directors and officers in accordance with the standards, terms, and conditions of Article VIII of the Company's Bylaws.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the revised Utah Business Corporation Act and the Amended and Restated Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public
     policy  as   expressed  in  the  Securities  Act  and  is  therefore
     unenforceable.

                     INFORMATION INCORPORATED BY REFERENCE

           1. The Company's Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the Commission on December 15, 1997, as amended and restated by the Company's Current Report on Form 8-K, filed with the Commission on July 14, 1998 (as further amended and restated by the Company's Current Report on Form 8-K/A, filed with the Commission on July 20, 1998).

           2. The Description of Common Stock contained in the Company's Registration of Securities on Form 8-A pursuant to Section 12(b) of the Securities Exchange Act of 1934, filed with the Commission on September 3, 1993.

           3. The Company's Proxy Statement and Annual Report for the Annual Meeting held January 26, 1998, filed with the Commission on December 12, 1997.

           4. The Company's Quarterly Report on Form 10-Q/A, for the quarter ended December 31, 1997, filed with the Commission on July 10, 1998.

           5. The Company's Current Report on Form 8-K, filed with the Commission on March 10, 1998.

           6. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998.



           7. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998.



          In addition, all documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

                                    PART II

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Set forth below is an itemized statement of all estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities to be registered hereby, other than commissions:

               Registration fees -SEC                         $5,915
               Transfer agents fees (1)                       12,810
               Costs of printing and copying                     100
               Accounting fees                                 8,000
               Long distance telephone charges                   150

               Total                                         $26,975



     (1) Estimated, based upon assumed 2,135 number of certificates to be reissued.

          No part of these expenses will be borne by the selling stockholders.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The general  effect of  Utah's indemnification statute  and the
     Company's   indemnification  bylaw   are  set   forth  in   Part  I,
     "Indemnification of Directors and Officers".

     ITEM 16.  EXHIBITS.

          See "Index to Exhibits".

     ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

          (6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ballard Medical Products, a corporation organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on this 20th day of July, 1998.

                                   BALLARD MEDICAL PRODUCTS

                                   By:  Dale H. Ballard, President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.



     Date:          Signature:                    Title:

     8/26/98        Dale H. Ballard               President,
                                                  Chief Executive Officer
                                                  Chairman of the Board

     8/26/98        Kenneth R. Sorenson           Principal Financial
                                                  Officer

     8/26/98        Leland H. Boardman            Controller

     8/26/98        Dale H. Ballard, Jr.          Director

     8/26/98        E. Martin Chamberlain, Jr.    Director

     8/26/98        Paul W. Hess                  Director



                                   EXHIBITS

      Exhibit
       Number  Description of Exhibit                  Page No.

          1    Not applicable

          2    Not applicable

          4.1  Restated Certificate             Incorporated by
               of Incorporation, dated           reference from
               September 18, 1987                 July 10, 1991
                                                       Form S-8
                                         Registration Statement
                                                    Exhibit 4.1
                                                   Registration
                                                   No. 33-41720

          4.2  Articles of Amendment,           Incorporated by
               to Articles of                    reference from
               Incorporation dated           Exhibit 4.2 to the
               July 10, 1991                       Registration
                                                   Statement on
                                                Form S-3, filed
                                             November 13, 1991,
                                                   Registration
                                                    No. 33-4391

          4.3  Articles of Amendment,           Incorporated by
               to Articles of                    reference from
               Incorporation dated           Exhibit 4.3 to the
               September 21, 1993                  Registration
                                                   Statement on
                                                Form S-8, filed
                                              December 20, 1993
                                                   Registration
                                                   No. 33-73194

          4.4  Amended and                      Incorporated by
               Restated Bylaws of                reference from
               Ballard Medical                   Exhibit 3.3 to
               Products, dated                  Form 10-K filed
               October 12, 1992               December 24, 1992

          5    Opinion of Counsel               Incorporated by
                                                 reference from
                                                   Exhibit 5 to
                                                  July 20, 1998
                                                       Form S-3
                                         Registration Statement
                                                  No. 333-59471

          8    Not applicable

         12    Not applicable

         15    Not applicable

         23.1  Consent of Deloitte &                         21
               Touche LLP (Salt Lake
               City, Utah)

         23.2  Consent of                                    22
               PricewaterhouseCoopers
               LLP (Kansas City,
               Missouri)

         23.3  Consent of counsel               Incorporated by
               (contained in                     reference from
               Exhibit 5)                         July 20, 1998
                                                       Form S-3
                                         Registration Statement
                                                  No. 333-59471

         24    Not applicable

         25    Not applicable

         26    Not applicable

         27    Amended and Restated             Incorporated by
               Financial Data Schedules          reference from
                                                  Exhibit 27 to
                                                  July 20, 1998
                                                       Form S-3
                                         Registration Statement
                                                  No. 333-59471

         28    Not applicable